EXHIBIT 10.20

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LICENSE AGREEMENT

THIS AGREEMENT is effective as of the 1st day of January 2009 (the “Effective Date”), between CALIFORNIA INSTITUTE OF TECHNOLOGY, 1200 East California Boulevard, Pasadena, CA 91125 (“Caltech”) and Immune Design Corp. (“Licensee”), a Delaware corporation having a place of business at 1124 Columbia Street, Suite 700, Seattle, WA, 98104. Each of Caltech and Licensee may be referred to herein as a “Party” and both as “Parties.”

WHEREAS, Licensee is desirous of obtaining, and Caltech wishes to grant to Licensee, an exclusive license to certain Exclusively Licensed Patent Rights and a nonexclusive license under the Technology, all relating to the aforementioned research and as further defined below;

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Affiliate” means any corporation, limited liability company or other legal entity which directly or indirectly controls, is controlled by, or is under common control with Licensee from time to time during the term of this Agreement. For the purpose of this Agreement, “control” shall mean the direct or indirect ownership of greater than 50 percent (>50%) of the outstanding shares on a fully diluted basis or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists. In addition, a Party’s status as an Affiliate of License shall terminate if and when such control ceases to exist.

1.2 “Exclusively Licensed Patent Rights” means Caltech’s rights under: (a) all patents and patent applications listed in Exhibit A attached hereto; (b) any Improvement Patent Rights; (c) any patents issuing from (a) or (b); and (d) any patents or patent applications claiming a right of priority to (a), (b) or (c) (including reissues, reexaminations, renewals, extensions, divisionals, continuations, continued prosecution applications, continuations-in-part, and foreign counterparts of any of the foregoing).

1.3 “Technology” means any technology existing as of the Effective Date, including all proprietary information, know-how, procedures, methods, prototypes, and designs, which is (a) specifically listed in Exhibit B, or (b) which is disclosed in the patent applications and patents listed in Exhibit A. Such Technology must not be covered by any claim of a patent application or patent owned or controlled by Caltech other than the Exclusively Licensed Patent Rights.

1.4 “Caltech Technology” means the Exclusively Licensed Patent Rights, the Technology and any related Improvements.

1.5 “Deductible Expenses” means the following expenses incurred in connection with sales or licensing of Licensed Products to the extent actually paid by Licensee or an Affiliate in accordance with generally recognized principles of accounting: (a) sales, use or turnover taxes; (b) excise, value added or other, taxes or custom duties; (c) transportation, freight, and handling charges, and insurance on shipments to customers; (d) distributor or wholesaler fees, trade, cash or quantity discounts or rebates to the extent actually granted; (e) agent fees or commissions; and (f) allowances for bad debt, rebates, refunds, and credits for any rejected or returned Licensed Products or because of retroactive price reductions, or rebates.

1.6 “Effective Date” has the meaning set forth in the preamble.

1.7 “Field” means dendritic cell-targeted therapeutic and prophylactic vaccines, as may be expanded to include human cancer applications pursuant to Section 2.2.

1.8 “Improvement Patent Rights” means Caltech’s rights under: (a) all patents and patent applications with claims directed to Improvements after timely disclosure by Caltech of such Improvements; (b) any patents issuing therefrom; and (c) any patents or patent applications claiming a right of priority thereto (including reissues, reexaminations, renewals, extensions, divisionals, continuations, continued prosecution applications, continuations-in-part and foreign counterparts of any of the foregoing).

1.9 “Improvements” means any future invention conceived and reduced to practice or otherwise developed ***, either solely or jointly with Licensee in the Field for a period of (a) *** from the Effective Date if the rights under Section 2.2 are not granted, or (b) *** from the date of written confirmation that the rights under Section 2.2 are granted, as the case may be; and which are dominated by a Valid Claim under Exclusively Licensed Patent Rights.

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1.10 “Licensed Product” means any product, device, system, article of manufacture, composition of matter, or process or service in the Field that is covered by, or is made by a process covered by, any Valid Claim or Pending Claim or that utilizes Technology in material part. For clarity, if cancer rights are included pursuant to the terms of Section 2.2 of this Agreement, any product developed using such rights shall be deemed a separate Licensed Product from dendritic cell-targeted vaccines.

1.11 “Net Revenues” means all amounts, less Deductible Expenses, received by Licensee and/or its Affiliates or sublicensees from the sale or other distribution of Licensed Products other than sales to the developing world as provided in Section 5.5 hereunder.

Solely for the purpose of calculating Net Revenues of Licensed Products, if Licensee or its Affiliate or sublicensee sells such Licensed Products in the form of a combination product containing any such Licensed Product and one or more active ingredients or a delivery device (whether combined in a single formulation or package, as applicable, or formulated or packaged separately but sold together for a single price) (a “Combination Product”), Net Revenues of such Combination Product for the purpose of determining the royalty due hereunder will be calculated by multiplying actual Net Revenues of such Combination Product as determined in above by the fraction A/(A+B) where A is the invoice price of such Licensed Product if sold separately, and B is the total invoice price of the other active ingredient(s) or the delivery device in the combination if sold separately. If, on a country-by-country basis, such other active ingredient or ingredients or delivery device in the Combination Product are not sold separately in such country, but the Licensed Product component of the Combination Product is sold separately in such country, Net Revenues for the purpose of determining royalties due for the Combination Product will be calculated by multiplying actual Net Revenues of such Combination Product by the fraction A/C where A is the invoice price of such Product component if sold separately, and C is the invoice price of the Combination Product. If, on a country-by-country basis, such Product component is not sold separately in such country, Net Revenues for the purposes of

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determining royalties due for the Combination Product will be D/(D+E) where D is the fair market value of the portion of the Combination Products that contains the Product and E is the fair market value of the portion of the Combination Products containing the other active ingredient(s) or delivery device included in such Combination Product, as such fair market values are determined by mutual agreement of the Parties.

1.12 “Pending Claim” means a claim included in a pending patent application within the Exclusively Licensed Patent Rights, which claim is being actively prosecuted by Caltech in accordance with this Agreement and which has not been:

(i) canceled,

(ii) withdrawn from consideration,

(iii) finally determined to be unallowable by the applicable governmental authority (and from which no appeal is or can be taken),

(iv) abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement, or

(v) pending for more than *** from the filing date of such pending patent application within the Exclusively Licensed Patent Rights.

1.13 “Valid Claim” means a claim of an issued patent within the Exclusively Licensed Patent Rights that has not:

(i) expired or been canceled,

(ii) been finally adjudicated to be invalid or unenforceable by a decision of a court or other appropriate body of competent jurisdiction (and from which no appeal is or can be taken),

(iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or

(iv) been abandoned in accordance with or as permitted by the terms of this Agreement or by mutual written agreement.

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ARTICLE 2

LICENSE GRANT

2.1 Grant of Rights. Caltech hereby grants to Licensee the following licenses:

(a) an exclusive, royalty-bearing, sublicenseable license under the Exclusively Licensed Patent Rights to make, have made, import, use, sell, and offer for sale Licensed Products in the Field throughout the world; and

(b) a nonexclusive, royalty-bearing, sublicenseable license under the Technology to make, have made, import, use, sell, offer for sale, reproduce, distribute, display, perform, create derivative works of, and otherwise exploit Licensed Products in the Field throughout the world.

Sublicensing hereunder shall be in accordance with Section 2.3. These licenses are personal to and nontransferable by Licensee, except as provided in Section 14.9.

Rights not explicitly granted herein are reserved by Caltech.

2.2 Cancer Rights in the Field. For a period of *** from the Effective Date, Caltech shall provide Licensee with a right to submit a proposed development plan (“Cancer Program Plan”) for the development of Licensed Products for human cancer applications. Within *** following submission of the Cancer Program Plan, Caltech shall notify Licensee in writing whether to include human cancer applications in the Field. If Caltech determines to include cancer applications in the Field, upon written notification of that decision, Licensee shall issue an additional *** shares of its Common Stock as provided in Section 6.1(b) and immediately upon issuance of such shares, the “Field” shall be amended without further action by the Parties to include human cancer applications and the additional terms in Sections 6.1 and 7.1 shall apply to the Cancer Program Plan, and thereafter the related patent rights shall become part of the “Exclusively Licensed Patent Rights.”

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2.3 Reservation of Rights; Government Rights. The licenses granted pursuant to Section 2.1 are subject to: (a) the reservation of Caltech’s right to make, have made, import, use, sell and offer for sale Licensed Products for noncommercial educational and research purposes, and not for commercial use, sale or other distribution to third parties; and (b) any existing rights of the U.S. Government under Title 35, United States Code, Section 200 et seq. and under 37 Code of Federal Regulations, Section 401 et seq., including but not limited to the grant to the U.S. Government of a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced any invention conceived or first actually reduced to practice in the performance of work for or on behalf of the U.S. Government throughout the world. Caltech shall ensure that transfer of rights to a third pursuant to Section 2.3(a) shall be pursuant a written agreement in accordance with the terms of this Agreement, and Caltech shall promptly notify Licensee of the grant of any licenses retained by Caltech pursuant to Section 2.3(a).

Licensed Products shall be substantially manufactured in the United States to the extent (if at all) required by 35 U.S.C. Section 204. To the extent requested by Licensee, Caltech shall cooperate (at Licensee’s request) in obtaining an exemption or waiver from such requirement.

2.4 Sublicensing. Licensee has the right under this Agreement to grant sublicenses to third parties, ***, and the sublicenses may be of no greater scope than the licenses under Sections 2.1. Licensee shall furnish Caltech within *** of the execution thereof a true and complete copy of each sublicense and any changes or additions thereto.

Any sublicenses granted by Licensee shall survive termination of the licenses granted in Section 2.1, or of this Agreement, provided that the following conditions are met as of the date of such termination: (a) the written agreement between Licensee and sublicensee pursuant to which the sublicense was granted (i) obligates the sublicensee to thereafter render to Caltech all sublicense royalties or other sublicense-related consideration that the sublicensee would have owed to Licensee under the sublicense, (ii) names Caltech as a third party

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beneficiary, and (iii) affirms that Licensee shall remain responsible for all obligations to sublicensee (other than those requiring Licensee to hold a license under the Exclusively Licensed Patent Rights or Technology), unless Caltech (at its discretion) elects to assume such obligations; and (b) Licensee informs the sublicensee in writing (with a copy to Caltech) that the sublicensee’s obligations pursuant to (a) are in effect as a result of the termination. To the extent the foregoing requirements are satisfied, Caltech agrees to enter into a separate, direct agreement with such sublicensee upon request of such sublicensee.

2.5 No Other Rights Granted. The Parties agree that neither this Agreement, nor any action of the Parties related hereto, may be interpreted as conferring by implication, estoppel or otherwise, any license or rights under any intellectual property rights of Caltech other than as expressly and specifically set forth in this Agreement, regardless of whether such other intellectual property rights are dominant or subordinate to the Exclusively Licensed Patent Rights.

2.6 Preferential Purchaser Status. Caltech shall be entitled to purchase Licensed Products from Licensee for educational, research or other noncommercial purposes ***.

ARTICLE 3

DISCLOSURE AND DELIVERY

Caltech shall disclose and deliver to Licensee: (a) copies of all patent applications and issued patents within the Exclusively Licensed Patent Rights; (b) upon request of Licensee, copies or disclosures of any Technology, (c) copies of all disclosures, including all proprietary information, know-how, procedures, methods, prototypes, and designs related to Improvement Patent Rights.

ARTICLE 4

PROSECUTION OF PATENT APPLICATIONS AND

PAYMENT OF PATENT COSTS

4.1 Prosecution. During the term of the Agreement, Licensee shall assume responsibility for filing, prosecution, and maintenance of the Exclusively Licensed Patent Rights by counsel selected by Licensee at its expense, but in Caltech’s name. Caltech agrees to fully

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cooperate with Licensee in filing, prosecuting, and maintaining any such patent applications and patents, and Caltech agrees to execute any documents as shall be necessary for such purpose, and not to impair in any way the patentability of any of the foregoing. Licensee shall provide copies of correspondence and filings in connection with the prosecution and maintenance of and keep Caltech reasonably informed through the provision of a summary annual report as to the status of the patent prosecution and maintenance.

4.2 Past Patent Costs. Licensee shall reimburse Caltech for *** expenses (including attorneys’ fees) incurred by Caltech prior to the Effective Date for the filing, prosecution and maintenance, interference or reexamination proceedings, of Exclusively Licensed Patent Rights. Caltech shall provide appropriate documentation in support of amounts requested for reimbursement hereunder. All amounts owed under this Section 4.2 shall be due within *** of the Effective Date of this Agreement.

4.3 Ongoing Patent Costs. Licensee agrees to become the client of record and pay directly to the counsel prosecuting the Exclusively Licensed Patent Rights one hundred percent (100%) of patent costs incurred after the Effective Date. Licensee may elect not to pay the ongoing patent costs with respect to a particular patent application or patent. Upon such election, Licensee shall reasonably notify Caltech, and Caltech may, at its option, continue such prosecution or maintenance, although any patent or patent application resulting from such prosecution or maintenance will thereafter no longer be deemed Exclusively Licensed Patents hereunder. Licensee is responsible for all patent costs incurred up until the date of its election.

ARTICLE 5

ROYALTIES AND PAYMENTS

5.1 Timing and Computation. All royalties hereunder shall be computed on a quarterly basis for the quarters ending March 31st, June 30th, September 30th, and December 31st of each calendar year. Royalties for each such quarter shall be due and payable within *** after the end of such quarter, or if sublicensed, within *** of receipt of the payment from any sublicensee.

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5.2 Valid Claims. Subject to Section 5.9, for any country in which a Valid Claim covers the Licensed Product, Licensee or its sublicensees shall pay Caltech a royalty of *** percent (***%) of Net Revenues. Royalties due under this Section 5.2 shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis until the expiration of the last-to-expire patent under the Exclusively Licensed Patent Rights covering such Licensed Product in such country.

5.3 Pending Claims. Subject to Section 5.9, for any country in which the Licensed Product is covered solely a Pending Claim, Licensee or its sublicensees shall pay Caltech a royalty of *** percent (***%) of Net Revenues.

5.4 Technology. Subject to Section 5.9, for any country in which the Licensed Product is not covered by a Valid Claim or Pending Claim, Licensee or its sublicensees shall pay Caltech a royalty of *** percent (***%) of Net Revenues for ***.

5.5 Sales to the Developing World. Licensee acknowledges that the Exclusively Licensed Patent Rights were developed under a Sponsored Research Agreement between Caltech and the Bill and Melinda Gates Foundation, and in satisfaction of Caltech’s obligations under such agreement, Licensee shall ***.

5.6 Sublicensing Payments. Licensee shall pay Caltech the percentage as forth in the table below of any sublicensing payments that Licensee receives from sublicensing with respect to Exclusively Licensed Patent Rights, based on the most advanced stage of development of the sublicensed Licensed Product as follows:

Stage of Licensed Product when Sublicensed	Percentage of Sublicense Revenue
***	***
***	***
***	***

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For clarity, such sublicensing payments specifically shall not include payments made by a sublicensee solely in consideration of: (a) equity or debt securities of Licensee (but including any premium above the fair market value of such equity or debt securities, which shall be subject to the percentage-based payments to Caltech); (b) to support research or development activities to be undertaken by or for Licensee; (c) upon the achievement by Licensee of specified milestones or benchmarks relating to the development of Licensed Products; (d) pilot studies; (e) performance-based milestones (but including milestones tied to sales or marketing performance, which shall be subject to the percentage-based payments to Caltech); (f) the license or sublicense of any intellectual property other than Caltech Technology under such sublicense (which portion attributable to the Caltech Technology and such other intellectual property shall be determined in good faith by Licensee); (g) products other than Licensed Products; or (h) reimbursement for patent or other out-of-pocket expenses.

5.7 Minimum Annual Royalties. A minimum annual royalty of *** dollars ($***) is due Caltech beginning on the *** anniversary of the Effective Date of this Agreement and each anniversary date thereafter during the term of the License Agreement or until Licensee makes the initial Milestone Payment pursuant to Section 5.9, whichever comes first. For clarity, the year in which Licensee reaches the first Milestone payment, Minimum Annual Royalty payments will cease. Any royalties paid under Sections 5.2, 5.3, 5.4 and 5.6 for the *** period preceding the date of payment of the minimum annual royalty shall be creditable against the annual minimum.

5.8 Third Party Royalty Offset. If Licensee or an Affiliate or sublicensee is required to make any payment (including, but not limited to, royalties or other license fees) to one or more third parties to obtain a patent license ***, and Licensee provides Caltech with reasonably satisfactory evidence of such third-party payments, such third-party payments shall be fully creditable against royalties owed to Caltech hereunder, provided that in no one year shall the aggregate of all such payments be credited against more than *** percent (***%) of royalty payments to Caltech. Any greater amount of such expenses may be carried over and credited against royalties owed in future years, subject in every case to the *** percent (***%) annual limit on credit for that year.

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5.9 Milestone Payments. In addition to the royalty payments described in Sections 5.2-5.4 and 5.8, Licensee agrees to make the following milestone payments (“Milestone Payments”) which shall be due for the first Licensed Product to achieve the following milestones according to the following schedule:

***

Each Milestone Payment shall be payable only once for the first Licensed Product to achieve such milestone, regardless of how many times a Licensed Product may achieve such milestone. All Milestone Payments shall be due no later than *** days following the occurrence of the event triggering such Milestone Payment.

5.10 Currency Conversion. For the purpose of determining amounts payable under this Agreement, any royalties or other revenues Licensee receives from sublicensees in currencies other than U.S. dollars and any Net Revenues denominated in currencies other than U.S. dollars shall be converted into U.S. dollars according to the noon buying rate of the Federal Reserve Bank of New York on the last business day of the quarterly period for which such royalties are calculated.

5.11 Recordkeeping and Audits. Licensee shall keep complete and accurate accounting records relating to commercialization (including via sublicensing) of Licensed Products. Caltech shall be entitled to have an independent nationally recognized registered public accounting firm audit such records, during Licensee’s normal business hours, to determine Licensee’s compliance with the provisions of this Article 5. Audits shall be conducted upon not less than *** prior written notice, shall be maintained as confidential information of Licensee and shall occur not more frequently than *** for a period not to exceed ***. Licensee shall reimburse Caltech *** percent (***%) of any unpaid royalties resulting from any underpayments discovered as a result of any such audit; if such underpayment is *** percent (***%) or less, Licensee shall pay Caltech an amount equal to *** percent (***%) of the amount of any underpayment exceeding *** percent (***%) of the amount that should otherwise have been paid by Licensee, its Affiliates and sublicensees. Such audits shall be at Caltech’s expense, and shall occur ***, except that in the case of any underpayment exceeding *** percent (***%) of the amount actually paid: (a) Licensee shall reimburse Caltech for the cost of such audit; and (b) Caltech shall thereafter be entitled to conduct *** audits until ***.

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5.12 Reports. For so long as royalties are payable under this Agreement, Licensee shall report in writing to Caltech on or before ***, Net Revenues and the number of units of Licensed Products sold during the preceding calendar quarter by Licensee and its Affiliates, and the royalties or other revenues Licensee received from sublicensees during the preceding calendar quarter for the sale of Licensed Products. Each such report shall also set forth an explanation of the calculation of the royalties payable hereunder to Caltech.

ARTICLE 6

LICENSEE EQUITY INTEREST

6.1 Common Stock Grant. Licensee agrees to irrevocably issue to Caltech, in partial consideration of the licenses granted under this Agreement, (a) *** shares of common stock (the “Shares”) valued at *** per share ***/share), pursuant to an agreed upon stock purchase agreement between Licensee and Caltech; and (b) if Cancer Rights in the Field are granted pursuant to Section 2.2, Licensee shall issue to Caltech an additional *** Shares. The Shares will have ***. Licensee shall provide Caltech with a copy of the certificate of incorporation and bylaws of the Company following the initial closing of the Series A preferred stock financing.

6.2 Restrictions on the Shares. Caltech agrees that the Shares shall be subject to the following: (a) a right of first refusal in the event of a sale or transfer of the Shares prior to a “public offering of the Licensee” common stock; (b) a voting agreement for the Shares on the same terms as the members of management of Licensee holding common stock; (c) an obligation, in the event of any underwritten or public offering of securities of Licensee or an Affiliate, imposed by the underwriter to enter into and be bound by a lock-up agreement with respect to the Shares. Other than the foregoing, following a public offering of the shares of common stock of the Company, Caltech shall not be restricted from transferring its equity interest to any entity in any manner in accordance with applicable securities laws and not otherwise prohibited by law.

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ARTICLE 7

DUE DILIGENCE

7.1 Commercialization. Licensee agrees to use commercially reasonable efforts to develop and commercialize Licensed Products in the Field as soon as practicable. Licensee shall be deemed to have satisfied its obligations under this Section 7.1 if Licensee has an ongoing and active research and development program, directed primarily toward commercial development and production for one or more Licensed Products (i) in the Field of *** and (ii) if Cancer Rights in the Field are granted pursuant to Section 2.2, in the Field of ***. Any efforts of Licensee’s Affiliates or sublicensees shall be considered efforts of Licensee for the sole purpose of determining Licensee’s compliance with its obligation under this Section 7.1.

7.2 Reporting. On ***, Licensee shall issue to Caltech a reasonably detailed written report on its progress in development and commercialization of Licensed Product(s). Such report shall be considered confidential information of Licensee subject to Article 11.

7.3 Failure to Commercialize. If Licensee is not fulfilling its obligations under Section 7.1 with respect to the Field in ***, and Caltech so notifies Licensee in writing, Caltech and Licensee shall negotiate in good faith any additional efforts to be taken by Licensee. If the Parties do not reach agreement within *** (***) days of Caltech’s written notice, Caltech may terminate this Agreement pursuant to Article 10.

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ARTICLE 8

LITIGATION

8.1 Enforcement. The Parties agree to promptly notify the other in writing should either Party become aware of possible infringement by a third party of the Exclusively Licensed Patent Rights. Licensee shall have the first right to take steps to enforce the Exclusively Licensed Patent Rights at Licensee’s expense. If Licensee does not, within *** (***) days of the receipt of such notice, initiate an action against the alleged infringer in the Field, Caltech may upon notice to Licensee initiate such an action at Caltech’s expense, either in Licensee’s name or in Caltech’s name if so required by law. Licensee shall be entitled to control any such action initiated by it.

8.2 Other Defensive Litigation. If a declaratory judgment action alleging invalidity, unenforceability or noninfringement of any of the Exclusively Licensed Patent Rights is brought against Licensee and/or Caltech, Licensee may elect to control the defense of such action, and if Licensee so elects it shall bear all the costs of the action. If mutually agreed between the Parties, Licensee may also undertake the defense of any interference, opposition or similar procedure with respect to the Exclusively Licensed Patent Rights, providing that Licensee bears all the costs thereof.

8.3 Cooperation. In the event either Party takes control of a legal action or defense pursuant to Sections 8.1 or 8.2, (the “Controlling Party”) the other Party shall fully cooperate with and supply all assistance reasonably requested by the Controlling Party, including by: (a) using commercially reasonable efforts to have its employees consult and testify when requested; (b) making available relevant records, papers, information, notebooks, samples, specimens, and the like; and (c) joining any such action in which it is an indispensable Party. The Controlling Party shall bear the reasonable expenses (including salary and travel costs) incurred by the other Party in providing such assistance and cooperation. Each Party shall keep the other Party reasonably informed of the progress of the action or defense, and the other Party shall be entitled to participate in such action or defense at its own expense and using counsel of its choice. As a condition of controlling any action or defense involving the Exclusively Licensed Patent Rights pursuant to Sections 8.1 or 8.2, Licensee shall use commercially reasonable efforts to preserve the validity and enforceability thereof.

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8.4 Settlement. If Licensee controls any action or defense under Section 8.1 or 8.2, then Licensee shall have the right to settle any claims thereunder, but only upon terms and conditions that would not materially prejudice the rights of Caltech in the Exclusively Licensed Patent Rights. Should Licensee elect to abandon such an action or defense other than pursuant to a settlement with the alleged infringer in accordance with this Section 8.4 Licensee shall give prompt advance notice to Caltech who, if it so desires, may continue the action or defense.

8.5 Recoveries. Any amounts paid to the party controlling the legal action by third parties as the result of an action or defense pursuant to Sections 8.1 or 8.2 with respect to the Exclusively License Patent Rights (including in satisfaction of a judgment or pursuant to a settlement) shall first be applied to reimbursement of the unreimbursed expenses (including attorneys’ fees and expert fees) incurred by each party. Any remainder shall be divided between the parties as follows:

(a) To the extent the amount recovered reflects ***, Licensee shall retain the remainder, less the amount of ***, provided that (i) Licensee shall in any event retain at least *** percent (***%) of the remainder; and (ii) Caltech shall receive an amount equal to the *** it would have received if such ***, provided such an amount shall in no event exceed *** percent (***%) of the remainder; and

(b) To the extent the amount recovered does not reflect ***, *** percent (***%) shall be paid to the party controlling the action at the time of recovery, and *** percent (***%) to the other party.

8.6 Infringement Defense. If Licensee, its Affiliate or sublicensee, distributor or other customer is sued by a third party charging infringement of patent rights that cover a Licensed Product, Licensee will promptly notify Caltech. Licensee will be responsible for the expenses of, and will be entitled to control the defense or settlement of, any such action(s).

8.7 Marking. Licensee agrees to mark the Licensed Products with the numbers of applicable issued patents within the Licensed Patent Rights in accordance with normal commercial practices of pharmaceutical or biotechnology companies in the Field.

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8.8 Licensee Challenges. If Licensee or any of its Affiliates brings an action or proceeding, or assists any third party in bringing an action or proceeding, seeking a declaration or ruling that any claim of Exclusively Licensed Patent is invalid or unenforceable, then during the pendency of such action or proceeding, ***, no refunds of previously paid royalties shall made, and royalty payments shall continue to be paid directly to Caltech and not into an escrow or other similar account.

(a) Should the outcome of such action or proceeding determine that any claim of all Licensed Patents challenged by Licensee is both valid and infringed by a Licensed Product, ***.

(b) Any dispute regarding the validity or enforceability of any Licensed Patent, or whether any product would infringe (but for the license under this Agreement) any Valid Claim, shall be litigated exclusively in the U.S. District Court for the Central District of California situated in the county of Los Angeles, and each Party hereby agrees to submit to the exclusive jurisdiction of such court, and waives any objection to venue, for such purposes.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

9.1 Representations and Warranties of Caltech. Caltech hereby represents and warrants to Licensee that as of the Effective Date:

(a) there are no outstanding exclusive licenses, exclusive options or exclusive agreements or rights of any kind relating to the Exclusively Licensed Patent Rights, other than pursuant to this Agreement herein;

(b) Caltech has the power to grant the rights, licenses and privileges granted herein and can perform as set forth in this Agreement without violating the terms of any agreement that Caltech has with any third party;

(c) to the best of its knowledge, information and belief, the Caltech Technology does not infringe the intellectual property rights of any third parties; and

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(d) Exhibit A sets forth all of the Exclusively Licensed Patent rights and Exhibit B sets forth all of the Technology.

9.2 Exclusions. THE PARTIES AGREE THAT NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS, AND EACH PARTY HEREBY DISCLAIMS, ANY EXPRESS OR IMPLIED REPRESENTATION, WARRANTY, COVENANT, OR OTHER OBLIGATION. CALTECH FURTHER PROVIDES NO WARRANTIES:

(a) THAT ANY PRACTICE BY OR ON BEHALF OF LICENSEE OF ANY INTELLECTUAL PROPERTY LICENSED HEREUNDER IS OR WILL BE FREE FROM INFRINGEMENT OF RIGHTS OF THIRD PARTIES;

(b) AS TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT OF THIRD PARTY RIGHTS, WITH RESPECT TO ANY TECHNOLOGY PROVIDED BY CALTECH TO LICENSEE HEREUNDER.

9.3 Indemnification by Caltech. Caltech shall indemnify, defend and hold harmless Licensee from and against any and all losses, damages, costs and expenses (including attorneys’ fees) arising out of any third party claims resulting from a material breach by Caltech of its representations and warranties (“Indemnification Claims”), except to the extent involving or relating to a material breach by Licensee of its representations and warranties, provided that: (a) Caltech is notified promptly of any Indemnification Claims; (b) Caltech has the sole right to control and defend or settle any litigation within the scope of this indemnity; and (c) all indemnified Parties cooperate to the extent necessary in the defense of any Indemnification Claims. The foregoing shall be the sole and exclusive remedy of Licensee for breach of Section 9.1.

9.4 Indemnification by Licensee. Licensee shall indemnify, defend and hold harmless Caltech and their trustees, officers, agents and employees from and against any and all losses, damages, costs and expenses (including reasonable attorneys’ fees) arising out of third

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party claims brought against Caltech relating to the manufacture, sale, licensing, distribution or use of Licensed Products, including from personal injury, death, or property damage related to the Licensed Products by or on behalf of Licensee or its Affiliates, except to the extent involving or relating to a material breach by Caltech of this Agreement. The obligation to provide indemnification shall be subject to the following (a) Licensee is notified promptly of any claim that would result in indemnification by Licensee hereunder; (b) Licensee has the sole right to control and defend or settle any litigation within the scope of this indemnity; and (c) all indemnitees promptly cooperate to the extent necessary in the defense of any claims.

9.5 Certain Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

ARTICLE 10

TERM AND TERMINATION

10.1 Term. This Agreement and the rights and licenses hereunder shall take effect on the Effective Date and continue until the expiration, revocation, invalidation, or unenforceability of the Licensed Patent Rights licensed to Licensee hereunder, or as long as royalties are due pursuant to Article 5 of this Agreement, unless earlier terminated pursuant to the terms of this Agreement. Following payments of royalties due under Article 5, at the end of the royalty term, the licenses granted to Licensee under Section 2.1 shall become fully-paid, perpetual and irrevocable.

10.2 Termination for Failure to Pay. Caltech shall have the right to terminate this Agreement and the rights and licenses hereunder if Licensee fails to make any payment due including patent expenses, minimum annual royalties or royalties hereunder and Licensee continues to fail to make the payment, (either *** or by ***) within *** after receiving written notice from Caltech specifying Licensee’s failure. Upon any such termination, (a) Licensee shall have *** to complete the manufacture of any Licensed Products that are then works in progress for sale and to sell its inventory of Licensed Products, provided that Licensee pays the applicable royalties, and (b) any sublicenses shall survive termination in accordance with Section 2.3.

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10.3 Termination for Other than Payment Breach. For any material breach other than as provided in Section 10.2, including but not limited to, failure to fulfill the obligations in Article 7 and pursuit of exploitation of Exclusively Licensed Patent Rights inside the Field by either Party, the non-breaching Party may elect to give the breaching Party written notice describing the alleged breach. If the breaching Party has not cured such breach within *** days after receipt of such notice, or if such cure in not subject to cure within such *** day period submitted a written plan reasonably acceptable to the non-breaching Party to cure such material breach, the notifying Party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement and the rights and licenses hereunder. For clarity, the right to terminate for failure pursuant to Section 7.3 shall be on a *** country or territory basis, and not for the entire Agreement.

10.4 Other Termination. This Agreement may also be terminated, in whole or in part, upon the entry of an order from arbitration conducted pursuant to Sections 7.3 and Article 12.

10.5 Accrued Liabilities. Termination of this Agreement for any reason shall not release a Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

10.6 Survival. The following shall survive any expiration or termination (in whole or in pat) of this Agreement: (a) any provision plainly indicating that it should survive; (b) any royalty due and payable on account of activity prior to the termination; and (c) Sections or Articles 6.2, 9.2, 9.3, 9.4, 9.5, 11, 12, 13.1 & 14.

ARTICLE 11

CONFIDENTIALITY

11.1 Nondisclosure and Nonuse. During the term of this Agreement, except as set forth in Section 11.2, each Party agrees not to disclose any confidential information of a Party hereunder, including the terms of Agreement to any third party without the prior written

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consent of the other Party. Reports, audit results, intellectual property filings and related information with respect to the Licensed Products shall be deemed the confidential information of Licensee. The Parties agree that confidential information shall not be deemed to include information that the receiving Party can demonstrate by written documentation:

(a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, in the public domain;

(b) is known by the receiving Party or its Affiliates at the time of receiving such information, as evidenced by credible evidence;

(c) is furnished to the receiving Party or its Affiliates by a Third Party under no obligation of confidentiality, as a matter of right and without restriction on disclosure; or

(d) is independently discovered or developed by the receiving Party or its Affiliates without reference to the disclosing Party’s Confidential Information.

11.2 Permitted Disclosures. Notwithstanding the foregoing, each Party may disclose: (a) confidential information as required by securities or other applicable laws or pursuant to governmental proceedings, provided that the disclosing Party gives advance written notice to the other Party and reasonably cooperates therewith in limiting the disclosure to only those third parties having a need to know; (b) the terms of this Agreement to potential investors, advisors and collaborative partners; and (b) the fact that Licensee has been granted a license under the Licensed Patent Rights.

ARTICLE 12

DISPUTE RESOLUTION

12.1 No issue of the validity of any of the Licensed Patents, enforceability of any of the Licensed Patents, infringement of any of the Licensed Patents, the scope of any of the claims of the Licensed Patents and/or any dispute that includes any such issue, shall be subject to arbitration under this Agreement unless otherwise agreed by the Parties in writing.

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12.2 Except for those issues and/or disputes described in Section 10.2, any dispute between the Parties concerning the interpretation, construction or application of any terms, covenants or conditions of this Agreement shall be resolved by arbitration.

12.3 Arbitration shall be in accordance with the CPR Institute For Dispute Resolution (CPR) Rules for Non-Administered Arbitration of Patent and Trade Secret Disputes or Rules for Non-Administered Arbitration, as appropriate, in effect on the Effective Date by a sole Arbitrator who shall be appointed in accordance with the applicable CPR rules. Any other choice of law clause to the contrary in this Agreement notwithstanding, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16.

12.4 Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is within the scope of the Agreement; (ii) shall be accompanied by a brief statement (not to exceed ***) of the reasoning on which the award rests; (iii) shall be made within *** of the appointment of the Arbitrator; (iv) may be entered in any court of competent jurisdiction; and (v) any award pertaining to a patent which is subsequently determined to be invalid or unenforceable or otherwise precluded from being enforced, in a judgment rendered by a court of competent jurisdiction from which no appeal can or has been taken, may be modified as it relates to such patent by any court of competent jurisdiction upon application by any Party to the arbitration, however, under no circumstances shall Caltech be required to refund any monies paid, or forego any amounts accrued, under the terms of this Agreement.

12.5 The requirement for arbitration shall not be deemed a waiver of any right of termination under this Agreement and the Arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

12.6 Each Party shall bear its own expenses incurred in connection with any attempt to resolve disputes hereunder, but the compensation and expenses of the Arbitrator shall be borne equally.

12.7 The Arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages, and each Party irrevocably waives any claim thereto.

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ARTICLE 13

INSURANCE

13.1 Coverage. Prior to such time as Licensee begins to manufacture, sell, license, distribute or use Licensed Products, Licensee shall at its sole expense, procure and maintain policies of comprehensive general liability insurance in amounts not less than $*** per incident and $*** in annual aggregate, and naming Caltech as additional insured. Such comprehensive general liability insurance shall provide: (a) product liability coverage; and (b) broad form contractual liability coverage. In addition, Licensee shall obtain (and maintain thereafter) customary products liability insurance prior to the introduction of Licensed Product in any human clinical study. Licensee shall maintain such products liability insurance for a reasonable period of not less than *** years after it has ceased commercial distribution or use of any Licensed Product. Licensee shall provide Caltech with written evidence of such insurance upon request of Caltech.

13.2 Loss of Coverage. Licensee shall provide Caltech with notice at least *** days prior to any cancellation, non-renewal or material change in such insurance (to the extent such change would be detrimental to Caltech), to the extent Licensee receives advance notice of such matters from its insurer. If Licensee does not obtain replacement insurance providing comparable coverage within *** days following the date of such cancellation, non-renewal or material change, Caltech shall have the right to terminate this Agreement effective at the end of such *** day period without any additional waiting period; provided that if Licensee provides credible written evidence that it has used reasonable efforts, but is unable, to obtain the required insurance, Caltech shall not have the right to terminate this Agreement, and Caltech instead shall cooperate with Licensee to either (at Caltech’s discretion) grant a limited waiver of Licensee’s obligations under this Article 13 or assist Licensee in identifying a carrier to provide such insurance or in developing a program for self-insurance or other alternative measures.

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ARTICLE 14

MISCELLANEOUS

14.1 Notices. All notice, requests, demands and other communications hereunder shall be in English and shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents with confirmation of receipt; or (c) sent to the Parties at their respective addresses indicated herein by registered or certified mail, return receipt requested and postage prepaid, or by private overnight mail courier services with confirmation of receipt. The respective addresses to be used for all such notices, demands or requests are as follows:

(a)	If to CALTECH, to:

California Institute of Technology

1200 East California Boulevard

Mail Code 210-85

Pasadena, CA 91125

ATTN: Assistant Vice President, Office of Technology Transfer

Phone No.: (626) 395-3288

Fax No.: (626) 356-2486

Or to such other person or address as Caltech shall furnish to Licensee in writing.

(b)	If to LICENSEE, to:

Immune Design Corp.

1124 Columbia Street, Suite 700,

Seattle, WA 98104

ATTN: Chief Executive Officer

Phone No.: (206) 682-0645

Fax No.: (206) 682-0648

With a copy to:

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

Attn: Glen Sato

Fax No.: 650-849-7400

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If personally delivered, such communication shall be deemed delivered upon actual receipt by the “attention” addressee or a person authorized to accept for such addressee; if transmitted by facsimile pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission, provided that sender has a transmission confirmation sheet indicating successful receipt at the receiving facsimile machine; if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt by the “attention” addressee or a person authorized to accept for such addressee; and if sent by mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any Party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section 14.1

14.2 Entire Agreement. This Agreement sets forth the complete understanding of the Parties concerning the subject matter hereof. No claimed oral agreement in respect thereto shall be considered as any part hereof. No amendment or change in any of the terms hereof subsequent to the execution hereof shall have any force or effect unless agreed to in writing by duly authorized representatives of the Parties.

14.3 Waiver. No waiver of any provision, of this Agreement shall be effective unless in writing. No waiver shall be deemed to be, or shall constitute, a waiver of a breach of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver of such breach unless otherwise expressly provided in such waiver.

14.4 Severability. Each provision contained in this Agreement is declared to constitute a separate and distinct covenant and provision and to be severable from all other separate, distinct covenants and provisions. It is agreed that should any clause, condition or term, or any part thereof, contained in this Agreement be unenforceable or prohibited by law or by any present or future legislation then: (a) such clause, condition, term or part thereof, shall be amended, and is hereby amended, so as to be in compliance therewith the legislation or law; and (b) if such clause, condition or term, or part thereof, cannot be amended so as to be in

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compliance with the legislation or law, then such clause, condition, term or part thereof shall be severed from this Agreement all the rest of the clauses, terms and conditions or parts thereof contained in this Agreement shall remain unimpaired.

14.5 Construction. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof. Unless expressly noted, the term “include” (including all variations thereof) shall be construed as merely exemplary rather than as a term of limitation.

14.6 Counterparts/Facsimiles. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original. Facsimile signatures shall be deemed original.

14.7 Governing Law. This Agreement, the legal relations between the Parties and any action, whether contractual or non-contractual, instituted by any Party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of California, excluding any conflict of law or choice of law rules that may direct the application of the laws of another jurisdiction.

14.8 No Endorsement. Licensee agrees that it shall not make any form of representation or statement which would constitute an express or implied endorsement by Caltech of any Licensed Product, and that it shall not authorize others to do so, without first having obtained written approval from Caltech, except as may be required by governmental law, rule or regulation. In any event, Licensee shall have the right to identify the Caltech Technology as licensed from Caltech.

14.9 Assignment. This Agreement shall be binding upon and inure to the benefit of any successor or assignee of Caltech. This Agreement is not assignable by Licensee without the prior written consent of Caltech as provided in this Section 14.9, and any attempted transfer shall be void; provided that Licensee may assign or transfer this Agreement without the prior written consent of Caltech to any Affiliate or any successor of, or purchaser of substantially all (whether by merger, asset sale, stock sale, other combination or reorganization or exclusive license) of the

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assets or operations of its business to which this Agreement pertains. Prior to any assignment pursuant to this Section 14.9, *** on the date of assignment. For clarity, ***. Upon any permitted assignment or transfer of this Agreement pursuant to this Section 14.9, Licensee will be released of liability under this Agreement and the term “Licensee” in this Agreement will mean the assignee.

14.10 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting Party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence or intentional conduct or misconduct of the nonperforming Party, and such Party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed:

CALIFORNIA INSTITUTE OF TECHNOLOGY (Caltech)

Date:	2/20/2009	By:	/s/ Fred Farina

		Name:	Fred Farina

		Title:	Assistant Vice President, Office of Technology Transfer

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Date:	2/20/2009	Immune Design Corp. (Licensee)

		By:	/s/ Steven G. Reed

		Name:	Steven G. Reed

		Title:	President

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Exhibit A

Exclusively Licensed Patent Rights

CIT #	Serial No.	Filing Date	Title	Inventors

***

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Exhibit B

Technology

Name None	Description

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